UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A

Amendment No. 3 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported): March 4, 2005

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	identification No.)
incorporation)

127 W. 30th Street, 5th Floor		10001
New York, NY		(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This report amends the Current Report on Form 8-K filed by Merisel, Inc., a Delaware corporation (the "Company"), on March 7, 2005, to report, among other matters, the completion of its acquisitions of substantially all of the assets of Color Edge, Inc., Color Edge Visual, Inc., Photobition New York, Inc., together (“Color Edge, Inc. and Affiliates”) and Comp 24, LLC (“Comp 24”) (the “Acquisitions”) and the Current Report on Form 8-K/A Amendment No. 1 filed by the Company on September 1, 2005, which reported the historical financial information of Comp 24, and the Current Report on Form 8-K/A Amendment No. 2 filed by the Company on October 31, 2005, which reported the historical financial information of Color Edge, Inc. and Affiliates. The Acquisitions were effective as of March 1, 2005. This Form 8-K/A is being filed solely to amend Items 9.01(b) of the previously filed Forms 8-K and 8-K/A to provide the required pro forma financial information, which was not available at the time of the earlier filings.

The amendment and the current pro forma financial information of the Company, giving effect to the Acquisitions filed herewith does not provide a meaningful indicator of the Company’s future operating results and should not be relied upon as an indication of future performance of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 and the unaudited pro forma condensed combined balance sheet as of December 31, 2004 are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(c)	Exhibits

99.3 Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERISEL, INC.

Date: March 30, 2006	By:	/s/ Allyson Vanderofrd
Allyson Vanderord
Title: Chief Financial Officer

EXHIBIT INDEX

99.3 Unaudited Pro Forma Condensed Combined Financial Information